UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2021

Motorsport Games Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2021, Motorsport Games Inc., a Delaware corporation, and its wholly-owned subsidiary Motorsport Games Australia PTY LTD (“MS Australia” and, together with Motorsport Games Inc., the “Company”) entered into an asset sale and purchase agreement (the “APA”) with Black Delta Trading PTY LTD, Black Delta IP PTY LTD and Black Delta Holdings PTY LTD (collectively “Black Delta”) and Zachary Nicholas Griffin and Tigran Aganesov, as directors of Black Delta.

Pursuant to the APA, the Company has agreed to purchase all assets comprising the computer video game KartKraft. Under the terms of the Asset Purchase Agreement, the Company has agreed to pay U.S.$1,000,000 for KartKraft assets and assumption of certain liabilities specified in the APA (the “Purchase Price”). The Purchase Price is two be paid in two installments: (i) U.S.$750,000 at closing and (ii) U.S.$250,000 on the date that is 6 months after closing (such amount to be held in escrow). Pursuant to the APA, Black Delta will assign to the Company, and the Company will assume the obligations under Black Delta existing contracts. The Company agreed to indemnify Black Delta for liabilities arising after closing in relation to such contracts, and Black Delta agreed to indemnify the Company with respect to any labiality arising under these contracts prior to closing.

The APA contains the representations and warranties and indemnification obligations customary for the transactions contemplated by the APA. The APA also contains the covenants customary for the transactions contemplated by the APA, including the responsibility of Black Delta to discharge all wages, benefits, superannuation entitlements, all existing payroll tax liabilities and worker compensation for existing employee’s up until closing. Under the APA, the Company is not required to retain any existing Kart Kraft employees after closing. However, with respect to those employees whom the Company does offer employment, the Company will be responsible for the aforementioned duties after closing. Also, in connection with the transactions contemplated by the APA, MS Australia entered at closing into a license to occupy license to occupy and use the premises in Abbotsford, Australia until March 8, 2024.

The closing of the transactions contemplated by the APA occurred on March 19, 2021.

The foregoing description of the APA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, a copy of which are attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1*	Asset Purchase Agreement, dated March 18, 2021, among Motorsport Games Inc., Motorsport Games Australia PTY LTD, Black Delta Trading PTY LTD, Black Delta IP PTY LTD and Black Delta Holdings PTY LTD

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: March 22, 2021	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated March 18, 2021, among Motorsport Games Inc., Motorsport Games Australia PTY LTD, Black Delta Trading PTY LTD, Black Delta IP PTY LTD and Black Delta Holdings PTY LTD

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.

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